                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 26, 2006

                       ELECTRIC AQUAGENICS UNLIMITED, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                333-86830                                87-0654478
        (Commission file number)             (IRS employer identification no.)

          1464 W. 40 S. Suite #200, Lindon, Utah          84042-1629
         (Address of principal executive offices)         (Zip code)

                                 (801) 443-1031
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         Reference is made to Item 5.02, which disclosure is herein incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

         Reference is made to Item 5.02, which disclosure is herein incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

         On May 30, 2006, Mr. Gaylord M. Karren, resigned from all positions that he held with the Company, including his position as Chairman and Chief
Executive Officer. Over the past fifteen months, Mr. Karren has undergone five angioplasty's resulting from an unidentified blood clotting disorder. These events have dramatically impacted his abilities to perform the extensive and rigorous services required in the Company's rapid development. Under the circumstances, Mr. Karren determined that stepping down was best for his personal health and also for the protection of the Company's valued shareholders. Mr. Karren has committed, as his health permits, to assist the
Company in any way he can during the transition and in the future.

         In connection with Mr. Karren's resignation, the Company and Mr. Karren executed a Separation Agreement. This agreement provides, in part, that Mr.
Karren receive severance in the amount of $11,500 per month for six months and a lump sum of $69,000 on December 1, 2006, the grant of options to acquire 25,000 shares of the Company's common stock at an exercise price equal to the close price of the Company's common stock as reported on the OTCBB as of the effective time, health benefit coverage for up to six months and other miscellaneous terms together with an indemnification from liability with respect to services Mr.
Karren provided for the benefit of the Company. In addition, the agreement provides for a mutual general release by and between the Company and Mr. Karren.

         The Company has retained Mr. Jay S. Potter to act as interim Chief
Executive Officer until a permanent Chief Executive Officer is retained. Mr.
Potter will spend approximately 70% of his business time working for the
Company. Mr. Potter was and continues to act as a director of the Company. The
Company is negotiating the terms of Mr. Potter's employment and no agreement has been reached at this time.

         Mr. Potter is the Chairman, President and Chief Executive Officer of
Nexcore Capital, Inc., and a venture capital broker dealer firm with early stage structural expertise. Nexcore Capital has funded Electric Aquagenics Unlimited's growth through September 2005. Mr. Potter operates, directs and counsels numerous private and public entities ranging from healthcare, energy and technology. He currently serves as a director of Sterling Energy Resources,
Inc., a public company, and serves in various capacities with several other non-public companies. Mr. Potter attended San Diego State University as an engineering and business student. He has been associated with the finance securities industries since 1986.

         Mr. Potter and or companies affiliated with Mr. Potter have provided consulting and capital raising functions for the Company through September 2005.
For services provided in the last twenty-four months by Mr. Potter and or companies he is affiliated with, they have received the following compensation in the last 24 months: 1) Nexcore Capital was paid $412,580 and issued 105,691 warrants exercisable at $5.00 per share for raising $2,935,388 in a private placement of common stock dated in July 19, 2004; 2) Nexcore Capital was paid
$284,067 and issued 73,885 warrants exercisable at $5.00 per share for raising
$2,975,000 in a private placement of common stock dated January 11, 2005; 3)
Nexcore Capital was paid $368,130 and issued 78,885 warrants exercisable at
$5.50 per share for raising $3,067,750 in a private placement of common stock dated June 8, 2005; 4) Integra Management was paid $21,000 for consulting services between June, 2004 and December, 2004; 5) Integra Management was paid
$60,000 for consulting services for all of 2005; 6) Integra Management received
30,000 warrants exercisable at $2.50 per share for financial advisory services in November, 2004; 7) Integra Management received a total of 120,000 warrants exercisable between $0.01 and $5.00 per share under an investor relations and management consulting contract between January, 2005 and June, 2005 and 8)
Integra Management was paid $26,748 for investor relations and management consulting fees in March of 2005.

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         The Company provided Mr. Karren with a copy of this Current Report on
Form 8-K prior to its filing, and provided Mr. Karren with the opportunity to furnish a letter stating whether he agrees with the statements made herein.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

         Not Applicable

         b.       Pro forma financial information

         Not applicable

         c.       Shell company transactions

         Not applicable

         d.       Exhibits

         Number             Description

          10.1         Separation Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELECTRIC AQUAGENICS UNLIMITED, INC.

Date: June 2, 2006                          By  /s/ Jay S. Potter
                                               Jay S. Potter
                                               Interim Chief Executive Officer

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